Exhibit 1.1

NANOVIBRONIX, INC.

_______ Units, each consisting of One Share of Common Stock, $0.001 par value and One-
Warrant to Purchase One Share of Common Stock, $0.001 par value

UNDERWRITING AGREEMENT

________, 2014

Chardan Capital Markets, LLC
As Representatives of the Several Underwriters
17 State Street, Suite 1600
New York, NY 10004

Ladies and Gentlemen:

NanoVibronix, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representative (the “Representative”), an aggregate of [___________] units (the “Underwritten Units”) of the Company’s securities. The Company has granted the Underwriters the option to purchase an aggregate of up to ___________ additional units (the “Additional Units” and collectively with the Underwritten Units, the “Units”) as may be necessary to cover over-allotments made in connection with the offering. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant (each, a “Warrant” and collectively, the “Warrants”). Each Warrant entitles the holder to purchase one share of Common Stock. The Units, the shares of Common Stock underlying the Units (the “Shares”), the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Securities.”

The Company and the Underwriters hereby confirm their agreement as follows:

1.          Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-193784) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in Part I of such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in Part I of the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act relating to the Securities is called an “Issuer Free Writing Prospectus”. “Section 5(d) Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act and “Section 5(d) Writing” means any Section 5(d) Communication that is a written communication within the meaning of Rule 405 promulgated under the Securities Act.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [          ], 2014 [and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule II hereto.]

“Applicable Time” means [          ] [A/P].M., Eastern time, on [          ], 2014.

A registration statement on Form 8-A (File No. 001-36445) in respect of the registration of the Common Stock, Warrants and Units under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was filed with the Commission on May 13, 2014, such registration statement in the form thereof delivered to the Representative became effective by the Commission in such form; no other document with respect to such registration statement has theretofore been filed with the Commission (the “Form 8-A Registration Statement”).

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Prospectus, the Form 8-A Registration Statement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

2.            Representations and Warranties of the Company Regarding the Offering.

(a)          The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i)          No order preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus (as hereinafter defined) has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to (i) any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(f) hereof.

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(ii)         The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Option Closing Date (as hereafter defined), as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(f) hereof.

(iii)        Each Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus and Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Section 5(d) Writing listed on Schedule II(b), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(f) hereof.

(iv)        The Company has not (A) engaged in or authorized any other person to engage in any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representative with entities that are “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act or institutions that are “accredited investors” as defined in Rule 501(a) promulgated under the Securities Act; and (B) distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representative that are listed on Schedule II(b) hereto and the Company reconfirms that each of the Underwriters has been authorized to act on its behalf in engaging in Section 5(d) Communications in connection with the offering. At the time that the Company made any “test-the-waters” communication pursuant to Section 5(d) of the Securities Act, the Company was an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act.

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(v)         At the time of submission to the Commission of any draft registration statement, as meant in Section 6(e) of the Securities Act (each, a “Draft Registration Statement”), and of the initial filing of the Registration Statement by means of EDGAR, the Company was an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act. A copy of each Draft Registration Statement was filed at least 21 days before the Company conducted any “road show,” as defined in Section 433(h)(4) of the Rules and Regulations. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Option Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(f) hereof.

(vi)        The financial statements of the Company, together with the related notes, included the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus. To the Company’s knowledge, Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, which has expressed its opinion with respect to certain of the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

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(vii)       The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus.

(viii)      All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package or the Prospectus, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(ix)         The Units, Common Stock and Warrants are each registered pursuant to Section 12(b) of the Exchange Act pursuant to the Form 8-A Registration Statement and are each approved for listing on the Nasdaq Capital Market.

(x)          The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xi)         The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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(xii)        The Company has the corporate power and authority to issue the Units, the Shares, the Warrants and the Underwriters’ Warrants (as defined in Section 5(a)(xii) below) and to perform its respective obligations under the Warrants and the Underwriters’ Warrants. Each of the Warrants and the Underwriters’ Warrants has been duly authorized and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States. The Units to be issued upon exercise of the Underwriters’ Warrants (the “Warrant Units”) have been duly authorized and reserved for issuance, and when issued to the holder(s) thereof in accordance with the terms of the Underwriters’ Warrants, against payment therefor, will be validly issued, fully paid and nonassessable. The Shares underlying the Units to be issued in accordance with the terms of this Agreement have been duly authorized, and when the Units are delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Warrants underlying the Warrant Units (the “Embedded Underwriters’ Warrants”) have been duly authorized and, when issued upon exercise of the Underwriters’ Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws of general applicability affecting the rights of creditors generally, and (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws in the United States. The shares of Common Stock underlying the Warrant Units and the Embedded Underwriters’ Warrants have been duly authorized and reserved for issuance and, upon issuance following exercise of the Underwriters’ Warrants or Embedded Underwriters’ Warrants, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of such Common Stock is free of statutory and contractual preemptive rights, resale rights, rights of first refusal and restrictions upon voting and transfer (except for applicable transfer restrictions under the Securities Act and any applicable state securities laws). The offering and issuance of the Units, the Shares, the Warrants, the Underwriters’ Warrants, the Warrant Units, the Embedded Underwriters’ Warrants and the shares of Common Stock that may be issuable upon exercise of any of the foregoing are pursuant to an exemption from or have been duly registered in accordance with the registration requirements of the Securities Act.

(b)          Any certificate signed by any officer of the Company and delivered to the Underwriters or to the Underwriters’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.            Representations and Warranties Regarding the Company.

(a)          The Company represents and warrants to and agrees with the Underwriters, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as follows:

(i)          Each of the Company and its Subsidiary (as hereinafter defined) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiary has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiary, taken as a whole, or in its ability to perform its obligations under this Agreement, the Warrant Agreement (as hereinafter defined), the Warrants and the Underwriters’ Warrant (“Material Adverse Effect”).

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(ii)         The Company has the power and authority to enter into this Agreement and a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and VCorp. LLC, as agent in respect of the Warrants, to perform its obligations hereunder and thereunder and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement and the Warrant Agreement have each been duly authorized, executed and delivered by the Company, and constitute a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)        The execution, delivery and performance of this Agreement the Warrant Agreement, the Warrants and the Underwriters’ Warrant and the consummation of the transactions contemplated hereby and thereby will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or its Subsidiary is subject, or by which any property or asset of the Company or its Subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or its Subsidiary is a party of by which any property or asset of the Company or its Subsidiary is bound or affected or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or bylaws or the equivalent organizational or governing documents of its Subsidiary, except in case of each of clauses (A) and (B), such as could not reasonably be expected to result in a Material Adverse Effect.

(iv)        Neither the Company nor its Subsidiary is (A) in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of Contract, except with respect to subsection (B), as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where such defaults would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)         The Company’s sole subsidiary is Nano Vibronix Ltd., a company incorporated under the laws of the State of Israel (the “Subsidiary”). The Company is the owner of 100% of the outstanding equity of its Subsidiary. No other person or entity has any right to acquire any securities of the Subsidiary. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

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(vi)        All consents, approvals, orders, authorizations and filings required on the part of the Company and its Subsidiary in connection with the execution, delivery and performance of this Agreement, the Warrants, the Underwriters’ Warrant and the Warrant Agreement have been obtained or made.

(vii)       All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except for the issuance of the Warrants and the Underwriters’ Warrant, since the respective dates as of which information is provided in the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Units have been duly authorized and reserved for issuance, and when issued and delivered against payment therefore as provided in this Agreement, will be validly issued and the issuance of the Units is not subject to any preemptive rights, rights of first refusal or other similar rights. No holder of any Unit, Warrant or any shares of Common Stock is or will be subject to personal liability solely by reason of being such a holder. The Units, Warrants and shares of Common Stock conform to the description of the capital stock contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(viii)      Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person.

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(ix)         The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”. The Company has heretofore received the requisite written consent of the holders of the Company’s Common Stock, the Company’s Series A-1 Participating Convertible Preferred Stock (“Series A-1 Preferred Stock”) and the Company’s Series A-2 Participating Convertible Preferred Stock (“Series A-2 Preferred Stock”) to amend the Company’s Amended and Restated Certificate of Incorporation so as to cause the conversion of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, and the Company’s Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”) into shares of Common Stock upon effectiveness of the Registration Statement, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the Company has provided the Underwriters with (i) a copy of such written consent and (ii) a certified copy of the Company’s Amended and Restated Certificate of Incorporation as of the date of this Agreement containing such amendment The Company has heretofore received the requisite written consent of the holders of the Company’s Series B-1 Convertible Promissory Notes (the “Series B-1 Notes”) to cause the conversion of the Series B-1 Notes into shares of Series B Preferred Stock (which would automatically convert into shares of Common Stock) upon effectiveness of the Registration Statement, each as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the Company has provided the Underwriters with (i) a copy of such written consent and (ii) evidence satisfactory to the Underwriters of the amendment to the documents related to the Series B-1 Notes required to implement such conversion. The Company has heretofore received the requisite written consent of the holders of the Company’s Series B-2 Convertible Promissory Notes (the “Series B-2 Notes”) to cause the conversion of the Series B-2 Notes into shares of Series B Preferred Stock (which would automatically convert into shares of Common Stock) upon effectiveness of the Registration Statement, each as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the Company has provided the Underwriters with (i) a copy of such written consent and (ii) evidence satisfactory to the Underwriters of the amendment to the documents related to the Series B-2 Notes required to implement such conversion. The Company has heretofore received the requisite consent of the holders of the Company’s Series B-2 Warrants to automatically exchange the Series B-2 Warrants for warrants to purchase shares of Common Stock as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has provided the Underwriters with (i) a copy of such consent and (ii) evidence satisfactory to the Underwriters of the amendment to the documents related to the Series B-2 Warrants required to implement such exchange.

(x)          Each of (i) the Investors’ Rights Agreement dated as of May 17, 2004, as amended by that certain Amendment to Investors’ Rights Agreement, dated January 2005 by and among the Company, the Investors parties thereto, Piezo-Top Ltd, and the Existing Shareholders parties thereto, (ii) the Stockholders Agreement dated as of January 28, 2005, as amended, by and among the Company, the investors parties thereto and the Principal Stockholders parties thereto and (iii) the Investor Rights Agreement, dated January 31, 2005, as amended by that certain Investor Rights Variation Agreement, dated February 2007 by and among the Company and the stockholders parties thereto has been terminated in its entirety and the Company has provided the Underwriters with written evidence of such terminations. There is no stockholders’ agreement, voting agreement, investor rights agreement or similar agreement with respect to the Company currently in effect.

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(xi)         Each of the Company and its Subsidiary has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof, except to the extent that the failure to timely file any such tax return is not reasonably likely to result in a Material Adverse Effect. Each of the Company and its Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or its Subsidiary, except where the failure to timely pay any taxes is not reasonably likely to result in a Material Adverse Effect. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) to the knowledge of the Company after reasonable inquiry, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiary. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(xii)        Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (a) neither the Company nor it Subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or its Subsidiary (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xiii)       There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or its Subsidiary is a party or of which any property or assets of the Company or its Subsidiary is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xiv)      Each of the Company and its Subsidiary holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

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(xv)       The Company and its Subsidiary have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company and its Subsidiary, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and/or its Subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its Subsidiary.

(xvi)      The Company owns, or has valid, binding enforceable and sufficient licenses or other rights to the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or otherwise necessary or used in any material respect in connection with the commercialization of the existing products of the Company and the products described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being under development, in each case in the manner and for the uses described therein (collectively, the “Company Intellectual Property”); to the knowledge of the Company, after due inquiry, the Company Intellectual Property is valid and enforceable, none of the patents owned or licensed by the Company are unenforceable or invalid, and none of the patent applications owned or licensed by the Company would be unenforceable or invalid if issued as patents; the Company, and to the Company’s knowledge its patent counsel, have complied with the duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and any similar duties in dealing with similar foreign intellectual property office (collectively, the “Patent Offices”); to the knowledge of the Company, the Company has not infringed (or would infringe) or otherwise violated (or would violate) any intellectual property rights of any third person by conducting its business in the manner in which it is contemplated as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company has not breached any contract in connection with which any Company Intellectual Property is provided to the Company; the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or commercially available off-the-shelf software purchased in the ordinary course of business; no person has asserted or, to the knowledge of the Company, threatened to assert any claim against, or notified, the Company that (A) the Company has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise adversely affects the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property (other than a patent office review of pending applications in the ordinary course); to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property.

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(xvii)     The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors,” “Dividend Policy,” “Description of Securities,” and “Underwriting” insofar as they purport to constitute a summary of the terms of the Common Stock, the Company’s other outstanding debt and equity securities, the Company’s outstanding warrants and options and certain provisions of the Company’s certificate of incorporation and by-laws or applicable law are accurate and complete in all material respects. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Business — Government Regulation” insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects.

(xviii)    Each of the Company and its Subsidiary has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (C) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, and (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xix)       Neither the Company, the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or the Subsidiary or received or retained funds in violation of any law, rule or regulation, that is not described in the Registration Statement, the Pricing Disclosure Package or the Prospectus

(xx)        Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or its Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

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(xxi)       Each of the Company and its Subsidiary carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

(xxii)      No labor dispute with the employees of the Company or its Subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(xxiii)     Neither the Company, its Subsidiary nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(xxiv)    No supplier, customer, distributor or sales agent of the Company or its Subsidiary has notified the Company or its Subsidiary that it intends to discontinue or decrease the rate of business done with the Company or its Subsidiary, except where such discontinuance or decrease is not reasonably likely to result in a Material Adverse Effect.

(xxv)     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvi)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures.

(xxvii)   There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Representative or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(xxviii)  Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

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(xxix)     None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxx)      To the Company’s knowledge, no (i) officer or director of the Company or its Subsidiary, (ii) owner of 5% or more of the Company’s unregistered securities or that of its Subsidiary or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its Subsidiary is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxi)     Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxii)    At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(xxxiii)   The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

4.            Purchase, Sale and Delivery of Securities.

(a)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Units to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase the Underwritten Units. The purchase price for each Underwritten Unit shall be $_______ per unit (the “Per Unit Price”). The Per Unit Price represents a 7.0% discount from the per Unit public offering price.

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(b)          The Company hereby grants to the Underwriters the option to purchase some or all of the Additional Units and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Units at the Per Unit Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Representative at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agree. The parties agree that in the event that the Option Closing Date occurs on or after the Separation Date (as hereinafter defined) that the Underwriters’ purchase of Additional Units shall be settled in shares of Common Stock and Warrants underlying the Additional Units. For purposes of this Agreement the term “Separation Date” shall mean the date on which the Units separate and the Shares and Warrants underlying the Units trade separately, which date shall be the earlier of (i) ___________, 2014 or (ii) such earlier date as the Representative determines is acceptable.

Payment of the purchase price for and delivery of any Additional Units shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Units as set forth in subparagraph (c) below, including with regard to the conditions set forth in Section 6 below. For the purpose of expediting the checking of the certificates for the Additional Units by the Representative, the Company agrees to make forms of such certificates available to the Representative for such purpose at least one full business day preceding the Option Closing Date.

(c)          The Underwritten Units will be delivered by the Company to the Representative against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Chardan Capital Markets, LLC, 17 State Street, Suite 1600, New York, NY 10004, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern time, on the third (or if the Underwritten Units are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Additional Units, at such date and time set forth in the Option Notice. The time and date of delivery of the Underwritten Units is referred to herein as the “Closing Date.” If the Representative so elects and to the extent available, delivery of the Underwritten Units and the Additional Units (or the shares of Common Stock and Warrants underlying the Additional Units, if applicable), may be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Representative. Certificates representing the Securities, in definitive form and in such denominations and registered in such names as the Representative may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 12:00 p.m. Eastern time on the business day next preceding the Closing Date or the Option Closing Date at the above addresses, or such other location as may be mutually acceptable.

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5.            Covenants.

(a)          The Company covenants and agrees with the Representative as follows:

(i)          During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii)         From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iii)        (A)         During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) so as to correct such statement or omission or effect such compliance.

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(B)         If at any time following the issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus or Section 5(d) Writing conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Section 5(d) Writing to eliminate or correct such conflict, untrue statement or omission.

(iv)        The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(v)         The Company will furnish to the Representative and counsel for the Representative copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus or Draft Registration Statement, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(vi)        The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

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(vii)       The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Representative of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Company’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Representative or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Representative’s counsel incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, (i) in the event that the transactions contemplated by this Agreement are consummated, the Company will reimburse the Representative up to $25,000 for its reasonable, documented out-of-pocket expenses incurred in connection with the purchase and sale of the Securities contemplated hereby other than the fees of the Representative’s outsider counsel and the Company will reimburse the Representative up to $125,000 for the fees of the Representative’s outside counsel and (ii) in the event that the transactions contemplated by this Agreement are not consummated, the Company will reimburse the Representative up to $25,000 for the fees of the Representative’s outside counsel but will not be required to reimburse the Representative for any other out of pocket expenses. Notwithstanding the foregoing, if this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 10 hereof, the Company will reimburse the Representative for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Representative in connection with its investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder.

(viii)      The Company intends to apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Pricing Disclosure Package and in the Prospectus.

(ix)         The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

(x)          The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

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(xi)         The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock or preferred stock upon the exercise of the Warrants or upon the exercise of other options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Prospectus. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension in writing.

(xii)        On each of the Closing Date of the purchase of the Underwritten Units and, if applicable, the Option Closing Date of the purchase of any Additional Units, the Company shall execute and deliver to the Underwriters warrants in the form attached hereto as Exhibit A (the “Underwriters’ Warrants”), evidencing the right to purchase a number of Units equal to five percent (5%) of the total number of Underwritten Units or Additional Units, as the case may be, at a price per Unit equal to one hundred twenty five percent (125%) of the public offering price per Unit as set forth in the Registration Statement. The Underwriters’ Warrants shall become exercisable on the one year anniversary of the effective date of the Registration Statement, and shall expire on the four year anniversary of the effective date of the Registration Statement.

6.            Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase the Underwritten Units are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

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(a)          If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction.

(b)          The Common Stock, the Warrants and the Units shall be qualified for listing on the NASDAQ Capital Market.

(c)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)          The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus or Section 5(d) Writing, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)          On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)          On the Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letters of Haynes and Boone, LLP, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(g)          On the Closing Date, there shall have been furnished to the Representative the opinion letters of [Israeli Counsel], dated the Closing Date and addressed to the Representative, in the form and substance reasonably satisfactory to the Representative.

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(h)          On the Closing Date, there shall have been furnished to the Representative the opinion letters of [Intellectual Property Counsel], dated the Closing Date and addressed to the Representative, in the form and substance reasonably satisfactory to the Representative.

(i)          The Representative shall have received a letter of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, on the date hereof and on the Closing Date addressed to the Representative, in a form acceptable to the Representative, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2.01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Representative.

(j)          On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)          The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)         No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)        There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(k)          On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, in a form attached hereto as Exhibit B, between the Representative and each party named on Schedule III.

(l)          The Representative shall have received on or prior to the Closing Date an executed copy of the Warrant Agreement, by and between the Company and VCorp. LLC, as warrant agent.

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(m)          The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

(n)          On each of the Closing Date of the sale of the Underwritten Securities and any Option Closing Date, there shall have been issued to the Underwriters the Underwriters’ Warrant.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.            Indemnification and Contribution.

(a)          The Company agrees to indemnify, defend and hold harmless the Underwriters, their respective affiliates, directors and officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Pricing Disclosure Package, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by them in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company on behalf of any Underwriter by the Representative specifically for use in the preparation thereof, which written information is described in Section 7(f).

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(b)          Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing in reliance upon and in conformity with written information furnished to the Company on behalf of such Underwriter by the Representative specifically for use in the preparation thereof, which information is described in Section 7(f) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

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The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ discounts and commissions referenced in Section 4(a) actually received by the Underwriters pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)          The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)          For purposes of this Agreement, the Representative confirms, and the Company acknowledges, that there is no information concerning the Underwriters that the Representative furnished in writing to the Company specifically for preparation of or inclusion in the Registration Statement, the Pricing Disclosure Package, the Prospectus any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any Section 5(d) Writing, other than the statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the “Underwriting” section of the Prospectus and Pricing Disclosure Package, only insofar as such statements relate to stabilization, covering transactions and penalty bids by the Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters.

8.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Representative and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

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9.            Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Securities which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), Representative, shall use reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representatives shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Securities to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Securities which they are obligated to purchase hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Securities with respect to which such default shall occur exceeds 10% of the Securities to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5(a)(vii) and Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days as the Representative may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.         Termination of this Agreement.

(a)          The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the good faith opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Capital Market or trading in securities generally on the Nasdaq Global Market, or the New York Stock Exchange shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market or the New York Stock Exchange, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the good faith judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

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(b)          If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

11.         Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Chardan Capital Markets, LLC, 17 State Street, Suite 1600, New York, NY 10004, telecopy number: ____________, Attention: Pierce Hewes; and if to the Company, shall be mailed, delivered or telecopied to the Company at NanoVibronix, Inc., 105 Maxess Road, Suite S124, Melville, NY 11747, telecopy number: (631) 574-4401, Attention: Chief Executive Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriters.

13.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Units and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative or the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Units set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the Underwriters, and not on behalf of the Company.

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14.         Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.         Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.         Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18.         Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

NANOVIBRONIX, INC.

By:
Name:
Title:

Confirmed as of the date first above-
mentioned

CHARDAN CAPITAL MARKETS, LLC

As Representative of the several
Underwriters listed on Schedule I hereto

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Underwritten Units to be Purchased

Chardan Capital Markets, LLC

Maxim Group LLC

Total:

SCHEDULE II

FREE WRITING PROSPECTUSES

FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus dated __________, 2014
Registration Statement No. 333-193784
Dated ________, 2014

NANOVIBRONIX, INC.

_____ Shares of Common Stock and Warrants to Purchase _____ Shares of Common Stock

Issuer:	NanoVibronix, Inc. (the “Company”)

Symbol:	“NVBXU” (Units) “NVBX” (Shares) “NVBXW” (Warrants)

Securities Offered:	_____________ Units, each Unit consisting of one share of Common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock (“Warrants”)

Size:	____________ Underwritten Units

Over-allotment option:	Up to____________ Additional Units

Public offering price:	$______ per Unit

Underwriting discounts and commissions:	$______ per Unit

Net proceeds (excluding the over-allotment):	$____________ (after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company)

Trade date:	_________, 2014

Settlement date:	_________, 2014

CUSIP Nos.:	__________ for the Units __________ for the Shares _________ for the Warrants

Underwriters:	Chardan Capital Markets, LLC Maxim Group LLC

The issuer has filed a registration statement (including a preliminary prospectus dated ______, 2014) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus if you request it from Chardan Capital Markets, LLC, at 17 State Street, Suite 1600, New York, NY 10004, Attention: Pierce Hewes, or by telephone at (646) 465-9002. You may also access the most recent preliminary prospectus dated ______, 2014 included in Amendment No. _ to the registration statement via the following link: http://www.sec.gov/Archives/edgar/________________

This communication should be read in conjunction with the preliminary prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

Parties Subject to Lock-Up

Harold Jacob

Ophir Shahaf

Shay Ashkenazy

Jona Zumeris

Michael Ferguson

Thomas Mika

William Stern

Ira Greenstein

Paul Packer

Globis Capital Partners, L.P.

Globis Overseas Fund Ltd.

CollabRx Inc.

IDT Corporation

Miriam Winder-Kelly

EXHIBIT A

Form of Underwriters’ Warrants

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

nANOVIBRONIX, inc.

UNIT WARRANT

Warrant No. [ ]	Original Issue Date: __________, 2014

NanoVibronix, Inc., a Delaware corporation (the "Company"), hereby certifies that, as partial compensation for its services as underwriter to the Company, _____________ or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of ________ units (each, a “Unit”),” provided however that from and after the Separation Date as defined in the Prospectus, any reference herein to a Unit shall constitute a reference to an equivalent number of securities comprising such Unit), each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock on the terms as described in the Prospectus (each, a “Warrant” and collectively, the “Warrants,” and each such Unit, a "Warrant Unit" and all such Units, the "Warrant Units"), at any time and from time to time from and after 365 days following the effective date of the Registration Statement on Form S-1 (File No. 333-193784) (the “Registration Statement”), and through and including ________, 2018, the fourth anniversary of such effective date (the "Expiration Date"), in accordance with FINRA Rule 5110(f)(2)(H)(i), and subject to the following terms and conditions:

1.            Definitions. As used in this Unit Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exercise Price" means $____, subject to adjustment in accordance with Section 9.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Unit Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated __________, 2014 filed with the Securities and Exchange Commission pursuant to Rule 424 promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

"Securities Act" means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Warrant Shares" means the shares of Common Stock included in the Warrant Units and those shares of Common Stock issuable upon exercise of the Warrants included in the Warrant Units.

“Warrant Units” means the Units issuable upon exercise of this Unit Warrant.

2.            Registration of Unit Warrant. The Company shall register this Unit Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Unit Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.            Registration of Transfers. The Company shall register the transfer of any portion of this Unit Warrant in the Warrant Register, upon surrender of this Unit Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Unit Warrant to purchase Units, in substantially the form of this Unit Warrant (any such new Unit Warrant, a "New Warrant"), evidencing the portion of this Unit Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Unit Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Unit Warrant.

4.            Exercise and Duration of Unit Warrants. This Unit Warrant shall be exercisable by the registered Holder at any time and from time to time from and after 365 days following the effective date of the Registration Statement (the “Effective Date”), through and including the Expiration Date in accordance with FINRA Rule 5110(f)(2)(H)(i). At 6:30 p.m., New York City time on the Expiration Date, the portion of this Unit Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Unit Warrant without the prior written consent of the affected Holder. In accordance with FINRA Rule 5110(g)(1), this Unit Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this Unit Warrant by any person for a period of 180 days immediately following the effective date of the Registration Statement, except as provided in FINRA Rule 5110(g)(2).

5.            Delivery of Warrant Shares.

(a)          To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Units represented by this Unit Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Units Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Units issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Units has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Units hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Units electronically through the Depository Trust Corporation. A "Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Units so indicated by the Holder to be purchased.

(b)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Units in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Units in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Units, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Units which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Units that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Units, or the sum of the closing bid price of the shares of Common Stock and Warrants underlying the Warrant Units, as the case may be, on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Unit Warrant and equivalent number of Warrant Units for which such exercise was not honored or deliver to the Holder the number of Units, shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(d)          The Company's obligations to issue and deliver Warrant Units in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Units. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Units upon exercise of the Unit Warrant as required pursuant to the terms hereof.

6.            Charges, Taxes and Expenses. Issuance and delivery of Warrant Units upon exercise of this Unit Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Units or Unit Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Unit Warrant or receiving Warrant Units upon exercise hereof.

7.            Replacement of Unit Warrant. If this Unit Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Unit Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Unit Warrant, then the Holder shall deliver such mutilated Unit Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.            Reservation of Warrant Units. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Units, Warrants and shares of Common Stock, solely for the purpose of enabling it to issue Warrant Units upon exercise of this Unit Warrant as herein provided, the number of Units, Warrants and shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Unit Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Units so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.            Certain Adjustments. The Exercise Price and number of Warrant Units issuable upon exercise of this Unit Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Unit Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Fundamental Transactions. If, at any time while this Unit Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Unit Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Units then issuable upon exercise in full of this Unit Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Unit Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Unit Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Unit Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)          Number of Warrant Units. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Units that may be purchased upon exercise of this Unit Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Unit Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Units or other securities issuable upon exercise of this Unit Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(f)          Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Unit Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.          Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)          Cash Exercise. The Holder may deliver immediately available funds; or

(b)          Cashless Exercise. If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Units, the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Units determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Units to be issued to the Holder.

Y = the number of Warrant Units with respect to which this Unit Warrant is being exercised.

A = the average of the daily volume weighted average price of the Units (or the sum of the average of the daily volume weighted average price of the Common Stock and Warrants underlying the Units, as applicable) for the five Trading Days immediately prior to (but not including) the Date of Exercise.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Units issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Units shall be deemed to have commenced, on the date this Unit Warrant was originally issued.

11.         Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Units that may be acquired by the Holder upon any exercise of this Unit Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 11 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject the limitation contained in this Section 11, and the Company shall have no obligation to verify or confirm the accuracy of such determination. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Unit Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Unit Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Unit Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

12.         No Fractional Shares. No fractional Warrant Units will be issued in connection with any exercise of this Unit Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to NanoVibronix, Inc., 105 Maxess Road, Suite S124, Melville, NY 11747, telecopy number: (631) 574-4401, Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.         Warrant Agent. The Company shall serve as warrant agent under this Unit Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Unit Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15.         Miscellaneous.

(a)          This Unit Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Unit Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Unit Warrant. This Unit Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Unit Warrant.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Unit Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Unit Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Unit Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Unit Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Unit Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)          The headings herein are for convenience only, do not constitute a part of this Unit Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Unit Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Unit Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Unit Warrant.

(e)          Prior to exercise of this Unit Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Units.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Unit Warrant to be duly executed by its authorized officer as of the date first indicated above.

NANOVIBRONIX, INC.

By:
Name:
Title:

EXERCISE NOTICE
nANOVIBRONIX, inc.
UNIT WARRANT DATED ________, 2014

The undersigned Holder hereby irrevocably elects to purchase _____________ Warrant Units pursuant to the above referenced Unit Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Unit Warrant.

(1)         The undersigned Holder hereby exercises its right to purchase _________________ Warrant Units pursuant to the Unit Warrant.

(2)         (PLEASE CHECK ONE METHOD OF PAYMENT) _____The Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Unit Warrant OR _______The Holder shall exercise the Unit Warrant cashlessly in accordance with the terms of the Unit Warrant.

(3)         Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Units in accordance with the terms of the Unit Warrant.

(4)         By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Unit Warrant to which this notice relates.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

Unit Warrant Units Exercise Log

Date	Number of Warrant Units Available to be Exercised	Number of Warrant Units Exercised	Number of Warrant Units Remaining to be Exercised

nANOVIBRONIX, inc.
UNIT WARRANT DATED __________, 2014
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Unit Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Unit Warrant to purchase ____________ Units to which such Unit Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:  _______________, ____

(Signature must conform in all respects to name of holder as specified on the face of the Unit Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

Form of Lock-Up Agreement

______, 2014

Chardan Capital Markets, LLC
As Representatives of the Several Underwriters
17 State Street, Suite 1600
New York, NY 10004

Re:	NanoVibronix, Inc.

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of units (the “Units”) each consisting of one share of the common stock, $0.001 par value per share (“Common Stock”) and one-warrant to purchase one share of Common Stock ( a “Warrant”) of NanoVibronix, Inc., a corporation organized and existing under the laws of State of Delaware (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Chardan Capital Markets, LLC, as representative of the Underwriters (“Chardan”), during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Units, shares of Common Stock, Warrants or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

In addition, the undersigned agrees that, without the prior written consent of Chardan, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock other than as contemplated in the registration statement relating to the Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the date of the final prospectus used to sell Units in the Offering pursuant to the Underwriting Agreement, provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Chardan waives, in writing, such extension.

The undersigned hereby acknowledges that the Company will be requested to agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding the foregoing, (1) the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts and (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or (2) if the undersigned is a corporation, company, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the “Entities” or, individually, the “Entity”), the undersigned may transfer Units, shares of Common Stock, Warrants or securities convertible into or exchangeable or exercisable for any shares of Common Stock to any person or Entity which controls, is directly or indirectly controlled by, or is under common control with the undersigned and, if the undersigned is a partnership or limited liability company, it may transfer the Units, shares of Common Stock, Warrants or securities convertible into or exchangeable or exercisable for any Units or shares of Common Stock to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, in each case of transfer pursuant to clause (1) or (2), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof), and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period (as such may have been extended pursuant to the provisions hereof).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Units, shares of Common Stock, Warrants or securities convertible into or exchangeable for any Units, shares of Common Stock or Warrants if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) the Company or Chardan inform the other that it does not intend to proceed with the Offering, (ii) the Registration Statement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units to be sold thereunder, or (iii) the Offering is not completed by __________, 2014.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

[Signature Page Follows]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)